EXHIBIT 10.54

January 31, 2011

STRICTLY PRIVATE AND CONFIDENTIAL

Manish Singh, Ph.D.

President and Chief Executive Officer

ImmunoCellular Therapeutics, Ltd.

21900 Burbank Boulevard, 3rd Floor

Woodland Hills, California 91367

Dear Manish:

1. ImmunoCellular Therapeutics, Ltd. (together with any present and future subsidiaries and affiliates of ImmunoCellular Therapeutics, Ltd., the “Company”) hereby retains Summer Street Research Partners (“Summer Street”) and Dawson James Securities, Inc. (“Dawson”) and, together with Summer Street, (the “Agents”) to serve as exclusive co-placement agents for the Company on the terms and conditions set forth in this letter agreement (this “Agreement”) for the purpose of raising up to $25 million.

2. In such capacity, the Agents shall be available for advice, and shall advise the Company with respect to such financial matters as the Company shall from time to time request, including without limitation, matters relating to (a) the Company’s business, operations, properties, financial condition and prospects, and (b) the preparation of materials (collectively, the “Documents”) that include select business and financial information about the Company and other relevant information for purposes of investor presentations and meetings with current or potential investors and as investors or other interested parties may request. The Agents shall serve as exclusive co-placement agents to the Company for a capital raising transaction, whether from institutional, retail or other investors or lenders or from the private placement or public offering of debt instruments or equity securities, including, without limitation, a rights offering (a “Financing”). The Agents are being retained to serve as Agents solely to the Company, and it is agreed that the engagement of the Agents is not, and shall not be deemed to be, on behalf of, and is not intended to confer rights or benefits upon any shareholder or creditor of the Company or upon any other person or entity. No one other than the Company is authorized to rely upon this engagement of the Agents or any statements, conduct or advice of the Agents, and no one other than the Company is intended to be a beneficiary of this engagement. All opinions, advice or other assistance (whether written or oral) given by the Agents in connection with this engagement are intended solely for the benefit

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and use of the Company and will be treated by the Company as confidential, and no opinion, advice or other assistance of the Agents shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public or other references to the Agents (or to such opinions, advice or other assistance) be made without the express prior written consent of the Agents, unless required by an applicable law or regulation.

3. The Company will furnish the Agents with all information and material concerning the Company which the Agents reasonably request in connection with the performance of their obligations hereunder. The Company represents and warrants that all information made available to the Agents by the Company will, at all times during the period of the engagement of the Agents hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made and it will continue to ensure that all such information is current and accurate in all material respects. The Company further represents and warrants that any projections provided to the Agents will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder the Agents will be using and relying upon, without any independent investigation or verification thereof, all information that is or will be furnished to the Agents by or on behalf of the Company and on publicly available information, and the Agents will not in any respect be responsible for the accuracy or completeness of any of the foregoing kinds of information. The Company understands that in rendering services hereunder the Agents do not provide accounting, legal or tax advice and will rely upon the advice of counsel to the Company and other advisors to the Company as to accounting, legal, tax and other matters relating to any services or transactions (including any potential Financing) contemplated by this Agreement.

In connection with the Agents’ activities on behalf of the Company, the Company will furnish the Agents with all financial and other information regarding the Company that the Agents reasonably believe appropriate to their assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the “Information”). The Company will provide the Agents with reasonable access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants for the Company. The Agents will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company or by

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others without breach of a confidentiality agreement, shall disclose the Information only as authorized in writing by the Company or as required by law, rule or regulation, including NASD Rule 2711, or by order of a governmental authority or court of competent jurisdiction. In the event that any Financial Advisor is legally required to make disclosure of any of the Information, such Financial Advisor will give written notice to the Company prior to such disclosure, to the extent that such Financial Advisor can practically do so.

4. The Company agrees as compensation for their services under this Agreement to pay the Agents as follows:

(a) (i) if a Financing is consummated during the term of this Agreement with or without the Agents, or (ii) the Company enters into a definitive agreement with respect to a Financing, during the term of this Agreement or during the Residual Period, then the Company shall pay to the Agents, upon each closing or consummation of the Financing, a cash placement fee (the “Financing Fee”) equal to seven percent (7.0%) on any gross proceeds received by the Company at such closing or consummation in connection with the sale of securities sold in the Financing to any investor who were introduced to the Company during the term of this Agreement as evidenced by a list of persons and entities prepared by the Agents and approved in writing by the Company (the “Financial Advisor Investors”). In addition, the Company shall issue to the Agents or their designees at the closing, warrants (the “Placement Agent Warrants”) to purchase that number of shares of common stock of the Company (“Shares”) equal to an aggregate of four percent (4.0%) of the aggregate number of Shares issued or issuable to Financial Advisor Investors in connection with the Financing (the “Financing Shares”), including, without limitation, upon exercise or conversion of securities placed in the Financing. The Placement Agent Warrants (i) shall have a 5-year term, (ii) shall have a per share exercise price equal to the exercise or conversion price per share paid (or to be paid) upon exercise or conversion of any warrants or convertible securities placed in the Financing (or 125% of the price paid for the Shares if no warrants or convertible securities are placed in the Financing), (iii) may be exercised via cashless exercise (at any time that the Financing Shares are not registered); (iv) shall have the same registration rights with respect to the underlying Shares as the Shares issued or issuable in the Financing. The Financing Fee and the Placement Agent Warrants shall be allocated between the Agents as follows: 70% to Summer Street and 30% to Dawson and shall be paid directly by the Company to Summer Street and Dawson, respectively, as per the aforementioned allocation. Any Financing Fee shall be due and payable immediately upon closing or consummation of a Financing. The Financing Fee shall be deemed earned when paid and shall be non-refundable. The Financing Fee is not negotiable or subject to any reduction, set-off,

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counterclaim or refund for any reason or matter whatsoever. If the Company fails to pay the Agents any fee due and payable pursuant to this Agreement in full on the date payable, the Company will pay interest thereon at a rate of 1.5% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Agents, accruing daily from the date such fees are due until such amounts, plus all such interest thereon, are paid in full.

(b) In addition to the fees described in this Section 4 and the obligation of the Company to pay certain expenses set forth in Sections 5 and 7 and whether or not any Financing is consummated, the Company will pay all of the Agents’ reasonable out-of-pocket expenses directly to each Financial Advisor (including, without limitation, expenses relating to document and presentation materials, travel, external database and communications services, courier and delivery services, and the fees and expenses of each Financial Advisor’s outside legal counsel), incurred by the Agents in connection with this engagement. Such out-of-pocket expenses shall be payable as they are incurred upon request by the Agents. Any such individual expense in excess of $2,000 shall be subject to prior approval by the Company. Total expenses not to exceed $25,000 without prior approval by the Company. If any compensation or expenses payable to the Agents pursuant to this Agreement are not fully paid when due, the Company agrees to pay all costs of collection or other enforcement of the Agents’ rights hereunder, including but not limited to attorneys’ fees and expenses, whether collected or enforced by suit or otherwise.

5. In connection with engagements of the nature covered by this Agreement, it is the Agents’ practice to provide for indemnification, contribution, and limitation of liability. By signing this Agreement, the Company agrees to the provisions attached to this Agreement (Attachment A), which provisions are expressly incorporated by reference herein.

6. The Company represents and warrants to the Agents that this Agreement has been duly authorized and represents the legal, valid, binding and enforceable obligation of the Company and that neither this Agreement nor the consummation of any Financing contemplated hereby requires the approval or consent of any governmental or regulatory agency or violates any law, regulation, contract or order binding on the Company.

7. In the event of a Financing, the Company shall make or cause to be made state “blue sky” applications in such states and jurisdictions as shall be required by law in connection with a Financing. It shall be the Company’s obligation to bear all blue sky counsel fees and expenses.

8. The Company agrees to comply with all applicable federal and state securities laws in connection with any Financing contemplated by this

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Agreement. The Financial The Agents’ engagement shall automatically expire ninety (90) days from the date of this Agreement, unless extended in writing by the Agents and the Company. Either Summer Street (on behalf of the Agents) or the Company may terminate this Agreement, with or without cause, upon thirty (30) days’ written notice to the other party. The provisions of Sections 2, 3, 4, 5 (including, without limitation, Attachment A), 6, 7, 9, 10, 11, and 12 hereof shall survive any termination of this Agreement. Notwithstanding the foregoing, Summer Street (on behalf of the Agents) may immediately terminate this Agreement at any time if (each a “Summer Street Unilateral Termination”) (i) it reasonably determines that results from its due diligence review of the Company’s business, management and future prospects are unsatisfactory or (ii) its internal approval committee does not approve proceeding with the Financing. A “Residual Period” shall extend for twelve (12) months from the date of termination or automatic expiration of this Agreement with respect to participants in any Financing that were introduced by the Agents or their assignees to the Company during the term of this Agreement , as evidenced by a list of such persons and entities prepared by the Agents and approved in writing by the Company (the “Financial Advisor Investors”); provided, however, a Residual Period shall not be triggered as a result of a Summer Street Unilateral Termination.

9. The Company agrees that, following any future closing or consummation of any Financing, if any,, the Agents have the right to place advertisements in financial and other newspapers and journals at their own expense, describing their services to the Company and a general description of the Financing provided that the Agents will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld or delayed. In addition, the Company agrees to include in any press release or public announcement announcing a Financing, if any, a reference to the Agents’ role as financial advisor and placement agents to the Company with respect to such Financing, provided that the Company will submit a copy of any such press release or public announcement to the Agents for their prior approval, which approval shall not be unreasonably withheld or delayed.

10. The Company represents and warrants that there are no brokers, representatives or other persons which have an interest in any compensation due to the Agents from any advice or proposed Financing contemplated herein. The Company acknowledges and agrees that each Financial Advisor is a full-service securities firm and as such from time-to-time may effect transactions for its own account or the accounts of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of a potential Financing. It is understood that the Agents’ obligation under any definitive agreement as placement agents is to

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use their commercially reasonable efforts throughout the period for which they act as the Company’s exclusive agents as described herein, including to use their best efforts to complete any proposed Financing contemplated by this Agreement. The Agents’ engagement is not intended to provide the Company or any other person or entity with any assurances that any Financing or other transaction will be consummated, and in no event will a Financial Advisor or any of its affiliates be obligated to purchase securities of the Company for its own account or the accounts of its customers.

11. The terms and provisions of this Agreement are solely for the benefit of the Company and the Agents and the other Indemnified Persons and their respective successors, assigns, heirs and personal representatives, and no other person or entity shall acquire or have any right by virtue of this Agreement. The Company and the Agents acknowledge and agree that each Financial Advisor is acting as an independent contractor, and is not a fiduciary of, nor will its engagement hereunder give rise to fiduciary duties to, the Company or its board of directors. This Agreement represents the entire understanding between the Company and the Agents with respect to the Agents’ engagement hereunder, and all prior discussions are merged herein. This Agreement may be executed in two or more counterparts (including fax or electronic counterparts), all of which together will be considered a single instrument. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS, AND MAY BE AMENDED, MODIFIED OR SUPPLEMENTED ONLY BY WRITTEN INSTRUMENT EXECUTED BY EACH OF THE PARTIES HERETO.

12. Dispute Resolution.

(a) All disputes, claims, or controversies arising out of or relating to this Agreement or the transactions contemplated hereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before JAMS, The Resolution Experts, or its successor (“JAMS”). The arbitration shall be held in New York City, New York before three arbitrators, one chosen by the Company, one chosen by Summer Street (on behalf of the Agents) and one reasonably agreed upon between the Company and Summer Street (on behalf of the Agents). The arbitration shall be conducted in accordance with the rules and regulations promulgated by JAMS unless specifically modified herein.

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrators may in their discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party refusing to comply with an order of the arbitrators shall be liable for costs and

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expenses, including attorneys’ fees, incurred by the other party in enforcing the award. This Section 12 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The provisions of this Section 12 shall be enforceable in any court of competent jurisdiction.

The parties shall bear their own attorneys’ fees, costs and expenses in connection with the arbitration; provided, however, the parties agree that the prevailing party shall be entitled to, and the arbitrator shall award to the prevailing party, its attorneys fees, costs and expenses in the event such party completely prevails or prevails in all material respects in the arbitration decision as determined by the arbitrator. The parties will share equally in the fees and expenses charged by JAMS.

(b) Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to this Agreement or the transactions contemplated hereby and further consents to the jurisdiction of the courts of New York for the purposes of enforcing the arbitration provisions of Section 12(a) of this Agreement. Each party further irrevocably waives any objection to proceeding before JAMS based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before JAMS has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

13. The Agents may assign, with the prior written consent of the Company, all or a portion of their duties hereunder to one or more investment banks or Agents. Notwithstanding any other entity’s participation in any Financing hereunder as a result of such assignment, compensation detailed in Section 4 of this Agreement will be solely due and payable by the Company to the Agents on the proportional basis detailed in Section 4 of this Agreement , unless otherwise agreed. The Agents will compensate any such investment bank or financial advisor directly pursuant to arrangements between the Agents and such investment bank or financial advisor.

If the foregoing correctly sets forth the entire understanding and agreement between the Agents and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us, whereupon this

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letter shall constitute a binding agreement as of the date first above written.

Very truly yours,

SUMMER STREET RESEARCH PARTNERS

By:	/s/ Al Sollami
	Name:	Al Sollami
	Title:	CEO

DAWSON JAMES SECURITIES, INC.

By:	/s/ Albert J. Poliak
	Name:	Albert J. Poliak
	Title:	President

AGREED:

IMMUNOCELLULAR THERAPEUTICS, LTD.

By:	/s/ Manish Singh
Manish Singh, Ph.D.
President and Chief Executive Officer

ATTACHMENT A

INDEMNIFICATION, CONTRIBUTION AND

LIMITATION OF LIABILITY PROVISIONS

(a)	The Company agrees to indemnify and hold harmless each Financial Advisor and its affiliates and their respective officers, directors, employees and agents, and any persons controlling any Financial Advisor or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (each Financial Advisor and each such other person or entity being referred to herein as an “Indemnified Person”), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses which are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or its affiliates, (ii) actions taken or omitted to be taken by an Indemnified Person with the consent or in conformity with the actions or omissions of the Company or its affiliates, or (iii) either Financial Advisor’s activities on behalf of the Company as contemplated by this Agreement. The Company will not be responsible, however, for any losses, claims, damages, liabilities or expenses to the extent they are finally determined by a court or arbitral tribunal of competent jurisdiction to have resulted from such Indemnified Person’s bad faith, gross negligence or willful misconduct. In addition, the Company agrees to reimburse each Indemnified Person for all out-of-pocket expenses (including reasonable fees and expenses of counsel) as they are incurred by such Indemnified Person and which are necessary for the defense of any such action or claim. In the event an Indemnified Person is forced to litigate against the Company to enforce rights under this Agreement and such Indemnified Person is finally determined by a court or arbitral tribunal of competent jurisdiction to be entitled to such enforcement, then the Company shall be obligated to pay such Indemnified Person’s reasonable counsel fees and expenses.

(b)

If for any reason the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such claim, liability, loss, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Agents on the other, but also the relative fault of the Company and the Agents, as well as any relevant equitable considerations, subject to the limitation that in any event the aggregate contribution of all Indemnified Persons to all losses, claims, liabilities, damages and expenses shall not exceed the amount of fees actually received by the Agents pursuant to this Agreement. It is hereby further agreed that

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the relative benefits to the Company on the one hand and the Agents on the other with respect to any Financing or proposed Financing contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value the Financing bears to (ii) the fees paid to the Agents with respect to such Financing.

(c)	No Indemnified Person shall have any liability to the Company or any other person in connection with the services rendered pursuant to this Agreement, except to the extent any liability for losses, claims, damages or liabilities has been finally determined by a court or arbitral tribunal of competent jurisdiction to have resulted from such Indemnified Person’s bad faith, gross negligence or willful misconduct.

(d)	If indemnification is to be sought hereunder by any Indemnified Person, then such Indemnified Person shall notify the Company of the commencement of any action or proceeding in respect thereof; provided, however, that the failure so to notify the Company shall not relieve the Company from any liability that it may otherwise have to such Indemnified Person except and only to the extent that the Company is materially adversely affected by such Indemnified Person’s failure to provide notice. Following such notification, the Company may elect in writing to assume the defense of such action or proceeding, and, upon such election, it shall not be liable for any legal costs subsequently incurred by such Indemnified Person (other than reasonable costs of investigation) in connection therewith, unless (i) the Company has failed to provide counsel of recognized standing and reasonably satisfactory to such Indemnified Person in a timely manner or (ii) representation of such Indemnified Person by counsel provided by the Company could present such counsel with a conflict of interest.

(e)	The Company agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought from the Company by any Indemnified Person (whether any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Indemnified Persons hereunder from all liability arising out of such claim, action, suit or proceeding.

(f)

To the extent officers or employees of any Financial Advisor appear as witnesses, are deposed, or otherwise are involved in or assist with any action, hearing or proceeding related to or arising from any Financing or proposed Financing contemplated by this Agreement or the Agents’ engagement hereunder, or in a situation where such appearance, involvement or assistance results from the Agents’ engagement hereunder,

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the Company will pay such Financial Advisor, in addition to the fees set forth above, such Financial Advisor’s reasonable and customary per diem charges. In addition, if any Indemnified Person appears as a witness, is deposed or otherwise is required to be involved in any action relating to or arising from any Financing or proposed Financing contemplated by this Agreement or the Agents’ engagement hereunder, or in a situation where such appearance, involvement or assistance results from the Agents’ engagement hereunder, the Company will reimburse such Indemnified Person for all expenses (including reasonable fees and expenses of counsel) incurred by it by reason of it or any of its personnel being involved in any such action.

(g)	Both parties waive any right to a trial by jury with respect to any claim or action arising out of this Agreement or the actions of the Agents, and consents to personal jurisdiction, service of process and venue in any court in which any claim covered by the provisions of this Attachment A may be brought against an Indemnified Person.

(h)	The provisions of this Attachment A shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, and shall survive the termination of this Agreement and the closing or consummation of any Financing or proposed Financing contemplated by this Agreement.